Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein International Research Growth Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated September 20, 2007, for the AllianceBernstein International Research Growth Fund, Inc. (the "Fund") as of July 31, 2007 and to the references to our firm under the headings "INFORMATION ABOUT THE FUNDS - Other Service Providers", "EXPERTS" and "APPENDIX K FINANCIAL HIGHLIGHTS" in the Prospectus to the Fund's Registration Statement on Form N-14.

                                                     /s/ KPMG LLP


New York, New York
May 22, 2008